UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

Borland Software Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 North Capital of Texas Highway, Building 2, Suite 100, Austin, Texas	78731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 340-2200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On May 5, 2009, Borland Software Corporation, a Delaware corporation (“Borland”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bentley Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Micro Focus International plc, a company organized under the laws of England and Wales (“PLC”) and Micro Focus (US), Inc., a Delaware corporation (“Parent”, and together with Merger Sub and PLC, “Micro Focus”), pursuant to which Merger Sub is to merge with and into Borland (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Borland will continue as the surviving corporation. At the effective time of the Merger (the “Effective Time”), each share of common stock of Borland (other than shares owned by Borland and Micro Focus and dissenting shares) will be converted into the right to receive $1.00 in cash, and at the closing, all outstanding vested options to acquire Company common stock having a per-share exercise price less than $1.00 that are fully vested at the closing shall be converted into the right to receive $1.00 cash less the exercise price of such option. The aggregate transaction value of the Merger is approximately $75 million.

The Board of Directors of Borland (the “Board of Directors”) unanimously approved the Merger and the Merger Agreement at a meeting on May 5, 2009, and directed that the Merger Agreement be submitted to Borland’s stockholders for approval.

The transaction is expected to close by the beginning of the third quarter of 2009. The proposed transaction is subject to the approval of Borland’s stockholders, the approval of PLC’s shareholders and other customary conditions to closing, including (i) Borland’s production of evidence reasonably satisfactory to PLC that, immediately prior to the Effective Time, Borland has cash and cash equivalents of not less than $122,500,000 in the aggregate, and (ii) not more than the holders of 10% of Borland’s outstanding shares of common stock have exercised dissenter’s rights. Either party will have a right to terminate the Merger Agreement if the Merger is not closed on or prior to November 5, 2009.

The Merger Agreement contains a “no-shop” provision pursuant to which Borland is restricted in its ability to solicit, initiate, encourage or facilitate an acquisition proposal from a third party. Borland is permitted to provide information and participate in discussions with respect to acquisition proposals that the Board of Directors determines in good faith, after consultation with its outside legal counsel, are superior or reasonably likely to be superior to the terms of the Merger. Borland is obligated to provide Micro Focus with notification of any acquisition proposal or inquiry and Borland’s intention to take any action with respect to an acquisition proposal.

The Merger Agreement contains certain termination rights. Upon the termination of the Merger Agreement under specified circumstances, Borland may be required to pay Micro Focus a termination fee of $3.0 million. Borland will be obligated to reimburse the expenses of Micro Focus in connection with the Merger, up to $1.5 million, under certain circumstances if Borland’s stockholders do not approve the Merger. Borland’s aggregate obligation to pay a termination fee and reimburse the expenses of Micro Focus will in no event exceed $3.0 million. Micro Focus will be obligated to reimburse the expenses of Borland in connection with the Merger, up to $1.5 million, under certain circumstances if Micro Focus’s shareholders do not approve the Merger. The Merger Agreement also includes other representations, warranties, covenants and conditions that are customary for transactions of this type.

A copy of the Merger Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing summary of the Merger Agreement is not intended to be complete and is qualified in its entirety by the full text of the Merger Agreement.

Rights Amendment

Immediately prior to the execution of the Merger Agreement, on May 5, 2009, Borland entered into an Amendment (the “Amendment”) to its Rights Agreement, dated as of October 26, 2001, between Borland and Mellon Investor Services LLC (the “Rights Agreement”), for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby.

A copy of the Amendment is attached hereto as Exhibit 4.6 and is incorporated herein by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

ITEM 8.01 OTHER EVENTS

On May 6, 2009, Borland issued a press release announcing the execution of the Merger Agreement.

A copy of the press release is furnished as Exhibit 99.1.

Important Additional Information

All parties desiring details regarding the transaction are urged to review the definitive agreement when it is available on the Securities and Exchange Commission’s website at http://www.sec.gov. In connection with the proposed transaction, Borland will file with the SEC a proxy statement, and Borland plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Borland, 8310 North Capital of Texas Highway, Building 2 Suite 100, Austin, TX 78731, Attention: Investor Relations, Telephone: (512) 340-1364, or from Borland’s website, http://www.borland.com. Borland and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of Borland in favor of the proposed merger. Information regarding Borland’s directors and executive officers is contained in Borland’s annual proxy statement filed with the SEC on April 8, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).

Forward-Looking Statements

This document contains certain forward-looking statements about Borland that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Borland and others following announcement of the transaction or the merger agreement; (3) the inability to complete the merger due to the failure to satisfy conditions to completion of the merger; (4) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (5) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Borland’s SEC filings. Many of the factors that will determine the outcome of the merger are beyond Borland’s ability to control or predict. Borland undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibits

2.2	Agreement and Plan of Merger, dated as of May 5, 2009, by and among Borland Software Corporation, Bentley Merger Sub, Inc., Micro Focus International plc and Micro Focus (US), Inc.

4.6	Amendment to the Rights Agreement, dated as of May 5, 2009, by and between Borland Software Corporation and Mellon Investor Services LLC, as rights Agent.

99.1	Press Release dated May 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

May 6, 2009

By: /s/ Erik E. Prusch
Name: Erik E. Prusch
Title: President & CEO

EXHIBIT INDEX

Exhibit No.	Exhibits

2.2	Agreement and Plan of Merger, dated as of May 5, 2009, by and among Borland Software Corporation, Bentley Merger Sub, Inc., Micro Focus International plc and Micro Focus (US), Inc.

4.6	Amendment to the Rights Agreement, dated as of May 5, 2009, by and between Borland Software Corporation and Mellon Investor Services LLC, as rights Agent.

99.1	Press Release dated May 6, 2009.